SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 3, 2003

                               BCSB BANKCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


        United States                  0-24589                  52-2108333
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(State or Other Jurisdiction of      (Commission             (I.R.S. Employer
 Incorporation or Organization)      File Number)            Identification No.)



4111 E. Joppa Road, Suite 300, Baltimore, Maryland                  21236
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(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (410) 256-5000
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                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.
----------------------

     On October 3, 2003, BCSB Bankcorp, Inc. (the "Company") (NASDAQ: BCSB), completed a private placement of $10,000,000 of capital (trust preferred) securities issued by its Delaware statutory trust, BCSB Capital Trust II on September 30, 2003. The securities bear interest at a rate of 3.00% over three-month LIBOR and mature in 2033. The Company will treat the issue as capital for regulatory purposes. The Company intends to use the proceeds for general corporate purposes.

     This current report contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BCSB BANKCORP, INC.
                                  ------------------------------------
                                  (Registrant)


     Date:  October 3, 2003       By: /s/ Gary C. Loraditch
                                      --------------------------------
                                      Gary C. Loraditch
                                      President